Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement of NetStaff, Inc. on Form SB-2, of our report dated April 21, 2001, on our audits of the balance sheet, and related statements of operations, changes in stockholders' (deficit) and cash flows for NetStaff, Inc. as of and for the years ended December 31, 2000 and 1999, which report is included in the Annual Report on Form 10-KSB.


/s/ Stark Tinter & Associates, LLC


April 30, 2001
Denver, Colorado